Exhibit 4.22

NEW COMMUNICATIONS HOLDINGS INC.

and

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

DATED AS OF APRIL 12, 2010

7.875% Senior Notes due 2015

8.250% Senior Notes due 2017

8.500% Senior Notes due 2020

8.750% Senior Notes due 2022

i

(continued)

(continued)

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CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
315(a)	7.01
(b)	7.05, 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	11.18
(a)(1)(A)	6.09
(a)(1)(B)	6.10
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.02
(a)(2)	6.02
(b)	4.04
318(a)	11.02

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

This INDENTURE, dated as of April 12, 2010, is by and between New Communications Holdings Inc., a Delaware corporation, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer (as defined herein) desires to provide for the establishment of the following series of its securities under this Indenture: 7.875% Senior Notes due 2015, 8.250% Senior Notes due 2017, 8.500% Senior Notes due 2020 and 8.750% Senior Notes due 2022;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee mutually covenant and agree as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.01 shall have the respective meanings specified in this Section 1.01. Except as otherwise expressly provided or unless the context otherwise requires, all other terms used in this Indenture which are defined in the TIA (as defined below) shall have the meanings assigned to such terms in the TIA.

“144A Global Note” means a Global Note substantially in the form of any of Exhibit A, C, E or G hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination or denominations equal to the aggregate outstanding principal amount of the Notes of a particular series sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Issuer or Indebtedness of a Subsidiary of the Issuer assumed in connection with an Asset Acquisition by such Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Subsidiary or such Asset Acquisition.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means, with respect to any series of Notes, any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Acquisition” means (1) an investment by the Issuer or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Issuer or any of its Subsidiaries; or (2) an acquisition by the Issuer or any of its Subsidiaries of the property and assets of any Person other than the Issuer or any of its Subsidiaries that constitute substantially all of a division, operating unit or line of business of such Person.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction related to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means a day that (a) in the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable and (b) in the city in which the Corporate Trust Office is located, is not a Saturday or Sunday or a day on which banking institutions are authorized or required by law or regulation to close.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of Indebtedness shall be the capitalized amount of the obligations determined in accordance with GAAP consistently applied.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated) of or in such entity’s Common Stock or other equity interests, and options, rights or warrants to purchase such Common Stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Change of Control” means the occurrence, after the effective time of the Merger, of any of the following:

(a) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(b) any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer; provided that a transaction in which the Issuer becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the stockholders of the Issuer immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Issuer is then a Subsidiary and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Issuer; or

(c) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Common Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(a) was a member of such Board of Directors as of the effective time of and after giving effect to the Merger; or

(b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Contribution” means, pursuant to a series of restructuring transactions prior to the Spin-Off entered into pursuant to the Distribution Agreement, dated as of May 13, 2009, between Verizon and Spinco (as amended, the “Distribution Agreement”), the contribution by Verizon to the Issuer and its subsidiaries of defined assets and liabilities of the local exchange business and related landline activities of Verizon in the Spinco Territory, including Internet access and long distance services and broadband video provided to designated customers in the Spinco Territory.

“Corporate Trust Office” means the office of the Trustee, at any particular time, at which its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Division—Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer).

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other lenders, including the Rural Telephone Finance Cooperative, providing for revolving credit loans, term loans, receivables financings, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, letters of credit or other borrowings, including capital markets debt, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of any of Exhibit A, B, C, D, E, F, G or H hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, The Depository Trust Company (unless another Person is specified in a supplemental indenture with respect to any series of Notes) and, in any event, any and all successors thereto appointed as depositary with respect to any series of Notes and having become such pursuant to the applicable provisions of this Indenture.

“Designated Subsidiary” means any Subsidiary of the Issuer (a) the Capital Stock of which the Issuer intends to distribute to its shareholders or (b) the assets or Capital Stock of which the Issuer intends to sell or otherwise dispose of to any Person other than the Issuer or any of its Subsidiaries, in each case, as evidenced by a Board Resolution.

“Disqualified Stock” means, with respect to any series of Notes, any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of such series of Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of such series of Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of such series of Notes.

“Distribution” means, after the Contribution and immediately prior to the Merger, the distribution by Verizon of all of the shares of the Issuer’s common stock to a third-party distribution agent to be held collectively for the benefit of Verizon stockholders.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S, which period will begin on the Issue Date and end 40 days after the Issue Date.

“Distribution Date Indebtedness” means the aggregate amount of pre-existing long-term indebtedness to third parties (which may include current maturities) of Verizon subsidiaries that conduct the Spinco Business that will become the consolidated indebtedness of the Issuer as a result of the Spin-Off.

“Escrow Agent” means The Bank of New York Mellon, in its capacity as the escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement, made and entered into as of April 12, 2010, by and among Spinco, Frontier, the Trustee, the Escrow Agent and J.P. Morgan Securities Inc., as the representative of the initial purchasers listed in Schedule 1 to the Purchase Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement relating to the applicable series of Notes.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement relating to the applicable series of Notes.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination, unless otherwise specified, shall be conclusive if evidenced by a Board Resolution.

“Frontier” means Frontier Communications Corporation, a Delaware corporation.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note” means, with respect to any series of Notes, a Note of such series issued in global form that evidences all or part of the Notes of such series and bears the Global Note Legend (and, if applicable, such legend as may be specified as contemplated by Section 2.06(g)(i) for such series of Notes).

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb and the term “Guaranteed” used as a modifier have corresponding meanings.

“Holder,” “Holder of Notes,” “Noteholder” or other similar terms mean the Person in whose name a Note is registered in the Security Register kept by the Registrar for that purpose in accordance with the terms hereof.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Subsidiary shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and (2) neither the accrual of interest nor the accretion or amortization of original issue discount nor the payment of interest or dividend in the form of additional Indebtedness shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(a) all indebtedness of such Person for borrowed money;

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(e) all Capital Lease Obligations of such Person;

(f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(g) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(h) to the extent not otherwise included in this definition, obligations under Interest Rate Agreements, Commodity Agreements and Currency Agreements, except for Interest Rate Agreements, Commodity Agreements and Currency Agreements entered into for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk; and

(i) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

(1) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(2) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(3) that Indebtedness shall not include:

(A) any liability for federal, state, local or other taxes;

(B) workers’ compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

(C) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its Incurrence; or

(D) any Indebtedness defeased or called for redemption.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Dates” shall have the meaning set forth on the face of each Note.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Issue Date” means April 12, 2010.

“Issuer” means Spinco prior to the consummation of the Merger and Frontier, as the surviving corporation, following the consummation of the Merger.

“Issuer Request” and “Issuer Order” mean, respectively, a written request, order or consent signed in the name of the Issuer by its Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or any Vice President, and by its Treasurer, any Assistant Treasurer, Controller, any Assistant Controller, Secretary or any Assistant Secretary, delivered to the Trustee.

“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage or deed of trust, pledge, lien, hypothecation, assignment, deposit arrangement, security interest, charge, easement or zoning restriction that materially impairs usefulness or marketability, encumbrance, security agreement, Capital Lease Obligation, conditional sale, any other agreement that has the same economic effect as any of the above, or any sale and leaseback transaction.

“Merger” means the merger, pursuant to the Merger Agreement, of Spinco with and into Frontier, with Frontier continuing as the surviving corporation conducting the combined business of Frontier and Spinco.

“Merger Agreement” means the Agreement and Plan of Merger dated as of May 13, 2009 by and among Verizon, Spinco and Frontier, as amended from time to time.

“Moody’s” means Moody’s Investor Services, Inc. or any successor rating agency.

“Note” or “Notes” means a note or notes, as the case may be, of each series authenticated and delivered under this Indenture, which includes the 7.875% Senior Notes due 2015, the 8.250% Senior Notes due 2017, the 8.500% Senior Notes due 2020 and the 8.750% Senior Notes due 2022.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President and by the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of such Person.

“Offshore Transaction” has the meaning assigned to such term in Regulation S.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer, and who is acceptable to the Trustee.

“Outstanding,” when used with reference to the Notes, shall, subject to the provisions of Section 11.18 hereof, mean, as of any particular time, all of the Notes considered to be outstanding under Section 2.08 hereof.

“Overdue Rate” means, with respect to each series of Notes, the rate of interest designated as such in this Indenture relating to such series of Notes or if no such rate is specified, the rate at which such series of Notes shall bear interest.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depositary, shall include Euroclear and Clearstream.

“Permitted Amount” means, at any time, the sum of (a) 10% of the value of the consolidated total assets of the Issuer and (b) 20% of the sum of the total consolidated current assets and net property, plant and equipment of the Issuer, in each case, as shown on, or computed from, the most recent quarterly or annual consolidated balance sheet filed by the Issuer with the Commission or provided to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Notes of any series, means the place or places where the principal of and interest, if any, on the Notes of such series are payable as determined in accordance with the Indenture.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Purchase Agreement, dated March 26, 2010, among Spinco, Frontier and J.P. Morgan Securities Inc., as representative of the several initial purchasers listed in Schedule 1 thereto.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A.

“Ratings Agencies” means Moody’s and S&P.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by the Issuer or any third party to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies): with respect to a series of Notes (1) in the event that such series of Notes has an Investment Grade Rating by both Ratings Agencies, and such series of Notes ceases to have an Investment Grade Rating by one or both of the Ratings Agencies, or (2) in any other event, the rating of such series of Notes by either of the Ratings Agencies decreases by one or more gradations (including gradations within ratings categories as well as between rating categories) or is withdrawn.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means, with respect to each series of Notes, the Registration Rights Agreement relating to such series of Notes, dated as of April 12, 2010, by and among Frontier and J.P. Morgan Securities Inc., as representative of the several initial purchasers listed in Schedule 1 to the Purchase Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of any of Exhibit B, D, F or H hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of any of Exhibit B, D, F or H hereto bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii).

“Responsible Officer,” when used with respect to the Trustee of a series of Notes, means any officer assigned to the Corporate Trust Division—Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes and Regulation S Global Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement relating to the applicable series of Notes.

“Special Cash Payment” means, in exchange for the Contribution, and immediately prior to the Spin-Off and the closing of the Merger, the delivery by the Issuer to Verizon of a special cash payment in an amount not to exceed the lesser of (i)(x) $3.333 billion minus (y) the Distribution Date Indebtedness and (ii) Verizon’s estimate of its tax basis in the Issuer.

“Special Interest,” with respect to any series of Notes, has the meaning set forth in the Registration Rights Agreement relating to such series of Notes, relating to amounts to be paid in the event the Issuer fails to satisfy certain conditions set forth therein. For all purposes of this Indenture, the term “interest” shall include Special Interest, if any, with respect to the Notes.

“Specified Currency” means the currency in which a Note is denominated, which may include U.S. dollars, any foreign currency or any composite of two or more currencies.

“Spinco” means New Communications Holdings Inc., a Delaware corporation.

“Spinco Business” refers to the defined assets and liabilities, which Spinco will hold immediately prior to the Merger, of the local exchange business and related landline activities of Verizon in the Spinco Territory, including Internet access and long distance services and broadband video provided to designated customers in the Spinco Territory.

“Spinco Debt Securities” means senior unsecured debt securities of Spinco to be issued to Verizon, if the total amount of the Special Cash Payment plus the Distribution Date Indebtedness is less than $3.333 billion, in a principal amount equal to such shortfall.

“Spinco Territory” means Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia and Wisconsin and portions of California bordering Arizona, Nevada and Oregon.

“Spin-Off” means the transaction through which Spinco will be spun-off to Verizon stockholders.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means the Spin-Off, the Merger and the related transactions to be effected by Verizon, Spinco and Frontier.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture or until a different Trustee shall have been appointed with respect to a particular series, and thereafter “Trustee” shall mean such successor Trustee or such Trustee with respect to such particular series.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Verizon” means Verizon Communications Inc., a Delaware corporation.

“Verizon’s Separate Telephone Operations” are comprised of the local exchange business and related landline activities of Verizon in Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia and Wisconsin, including Internet access and long distance services and broadband video provided to designated customers in those states. Verizon’s Separate Telephone Operations comprise portions of Verizon California Inc. and Verizon South Inc., and the stock of Contel of the South, Inc., Verizon Northwest Inc., Verizon North Inc. and Verizon West Virginia Inc. (after the transfer of specific operations, assets and liabilities of Verizon North Inc. and Verizon Northwest Inc.); also included in Verizon’s Separate Telephone Operations are customer relationships for related long distance services offered by portions of Verizon Long Distance LLC and Verizon Enterprise Solutions LLC and Verizon Online LLC in the Spinco Territory. Verizon’s Separate Telephone Operations exclude all activities of Verizon Business Global LLC and Cellco Partnership (doing business as Verizon Wireless).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the board of directors of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section:
“2015 Notes”	2.01(a)
“2015 Rule 144A Global Note”	2.01(d)
“2015 Regulation S Global Note”	2.01(d)
“2017 Notes”	2.01(a)
“2017 Rule 144A Global Note”	2.01(d)
“2017 Regulation S Global Note”	2.01(d)
“2020 Notes”	2.01(a)
“2020 Rule 144A Global Note”	2.01(d)
“2020 Regulation S Global Note”	2.01(d)

Term	Defined in Section:
“2022 Notes”	2.01(a)
“2022 Rule 144A Global Note”	2.01(d)
“2022 Regulation S Global Note”	2.01(d)
“Authentication Order”	2.02(d)
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Notice”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance” “Custodian”	8.03 2.01(e)
“Distribution Agreement” “DTC” “Event of Default”	1.01 2.03(b) 6.01
“Legal Defeasance”	8.02
“Investment Grade Rating”	4.10
“losses”	7.07
“Market Exchange Rate” “Notice of Default” “Paying Agent” “QIB” “Redemption Notice Date” “Registrar”	11.12 6.01(c) 2.03 2.06(g) 3.03 2.03
“Security Register”	2.03
“Special Mandatory Redemption” “Special Mandatory Redemption Date” “Special Mandatory Redemption Price”	3.03 3.03 3.03
“Spinco Indebtedness”	4.06
“Temporary Note”	2.10

Section 1.03. Incorporation by Reference of TIA.

(a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b) The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

Section 1.04. Rules of Construction.

(a) Unless the context otherwise requires:

(i)	a term has the meaning assigned to it;

(ii)	an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)	“or” is not exclusive;

(iv)	words in the singular include the plural, and in the plural include the singular;

(v)	all references in this instrument to “Articles,” “Exhibits,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Exhibit, Section or other subdivision;

(vii)	“including” means “including without limitation;”

(viii)	provisions apply to successive events and transactions; and

(ix)	references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2.

THE NOTES

Section 2.01. Form and Dating.

(a) General. There shall be (i) a series of notes designated the “7.875% Senior Notes due 2015” (the “2015 Notes”), (ii) a series of notes designated the “8.250% Senior Notes due 2017” (the “2017 Notes”), (iii) a series of Notes designated the “8.500% Senior Notes due 2020” (the “2020 Notes”) and (iv) a series of Notes designated the “8.750% Senior Notes due 2022” (the “2022 Notes”).

(b) Aggregate Principal Amount; Terms of Notes. (i) The 2015 Notes shall be initially issued in an aggregate principal amount of $500,000,000, (ii) the 2017 Notes shall be initially issued in an aggregate principal amount of $1,100,000,000, (iii) the 2020 Notes shall be initially issued in an aggregate principal amount of $1,100,000,000 and (iv) the 2022 Notes shall be initially issued in an aggregate principal amount of $500,000,000. The other terms of the respective series of Notes are set forth in Exhibits A, B, C, D, E, F, G and H hereto.

(c) Form and Dating. The 2015 Notes shall be substantially in the form of Exhibits A and B hereto. The 2017 Notes shall be substantially in the form of Exhibits C and D hereto. The 2020 Notes shall be substantially in the form of Exhibits E and F hereto. The 2022 Notes shall be substantially in the form of Exhibits G and H hereto. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes issued on the date hereof (i) have been offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) will be resold initially only to (A) Persons reasonably believed by an initial purchaser to be Qualified Institutional Buyers in reliance on Rule 144A and (B) Persons other than “U.S. Persons” (as defined in Rule 902(k) of the Securities Act) in reliance on Regulation S. Such Notes may thereafter be transferred only in accordance with this Indenture.

(d) Global Notes. Each of the 2015 Notes, the 2017 Notes, the 2020 Notes and the 2022 Notes shall be issued initially in the form of one or more Global Notes, without interest coupons. The 2015 Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes in registered form, substantially in the form set forth in Exhibit A (the “2015 Rule 144A Global Note”) and (ii) in Offshore Transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form, substantially in the form set forth in Exhibit B (the “2015 Regulation S Global Note”). The 2017 Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes in registered form, substantially in the form set forth in Exhibit C (the “2017 Rule 144A Global Note”) and (ii) in Offshore Transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form, substantially in the form set forth in Exhibit D (the “2017 Regulation S Global Note”). The 2020 Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes in registered form, substantially in the form set forth in Exhibit E (the “2020 Rule 144A Global Note”) and (ii) in Offshore Transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form, substantially in the form set forth in Exhibit F (the “2020 Regulation S Global Note”). The 2022 Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes in registered form, substantially in the form set forth in Exhibit G (the “2022 Rule 144A Global Note”) and (ii) in Offshore Transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form, substantially in the form set forth in Exhibit H (the “2022 Regulation S Global Note”). The 2015 Regulation S Global Note, the 2017 Regulation S Global Note, the 2020 Regulation S Global Note and the 2022 Regulation S Global Note shall each initially be issued in temporary form, and shall, during the Distribution Compliance Period, bear the Temporary Regulation S Legend (collectively referred to herein as the “Regulation S Temporary Global Notes”). Each Global Note shall initially represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(e) Temporary Global Notes. Notes of each series offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Notes for such series, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary (the “Custodian”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Following the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Notes of each series shall be exchanged for beneficial interests in a Regulation S Permanent Global Note for such series pursuant to the Applicable Procedures and without further action required by the Issuer and upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Notes of such series (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a corresponding Global Note, bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof). Simultaneously with the exchange of the Regulation S Temporary Global Notes of each series for Regulation S Permanent Global Notes of such series, the Trustee shall cancel the Regulation S Temporary Global Notes of such series. The aggregate principal amount of the Regulation S Temporary Global Notes of each series and the Regulation S Permanent Global Notes of such series may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

(f) Book-Entry Provisions. This Section 2.01(f) shall apply only to Global Notes deposited with the Trustee, as Custodian. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee, as Custodian for the Depositary, and the Depositary shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

None of the Issuer, the Trustee, the Paying Agent or the Registrar shall have any responsibility or obligation to any Participant, Indirect Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of any Global Notes). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures. The Issuer, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Issuer, the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or Indirect Participant in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

(g) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream, and any successor procedures or terms and conditions or amendments thereto, shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(h) Certificated Securities. If (i) at any time the Depositary for any Notes of a series represented by one or more Global Notes notifies the Issuer that it is unwilling or unable to continue as Depositary for such Notes or (ii) if at any time the Depositary for such Notes ceases to be registered as a clearing agency under the Exchange Act, the Issuer shall appoint a successor Depositary with respect to such Notes. If a successor Depositary for such Notes is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such cessation of registration, the Issuer’s election that such Notes be represented by one or more Global Notes shall no longer be effective and the Issuer shall execute, and the Trustee, upon receipt of an Authentication Order, will authenticate and deliver Notes of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Notes in exchange for such Global Note or Notes.

The Issuer may at any time and in its sole discretion determine that the Notes of a series issued in the form of one or more Global Notes shall no longer be represented by a Global Note or Notes. In such event, the Issuer shall execute, and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver, Notes of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series of Notes, in exchange for such Global Note or Notes.

If specified by the Issuer with respect to Notes of a series represented by a Global Note, the Depositary for such Global Note may surrender such Global Note in exchange, in whole or in part, for Notes of such series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee, upon receipt of an Authentication Order shall authenticate and deliver, without service charge,

(i)	to each Person specified by such Depositary, a new Note or Notes of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to, and in exchange for, such Person’s beneficial interest in the Global Note; and

(ii)	to such Depositary a new Global Note of the same series in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes of such series authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Global Note for Notes in definitive registered form in authorized denominations, such Global Note shall be cancelled by the Trustee or an agent of the Trustee. Notes in definitive registered form issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee or an agent of the Trustee or the Issuer or an agent of the Issuer. The Trustee or such agent shall deliver at the Corporate Trust Office such Notes in definitive registered form to or as directed by the Persons in whose names such Notes are so registered.

All Notes of a series issued upon any registration of transfer or exchange of Notes of the same series shall be valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes of such series surrendered upon such registration of transfer or exchange.

Section 2.02. Execution and Authentication.

(a) One Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for issuance. The Trustee’s certificate of authentication for each series of Notes shall be substantially in the form included in Exhibit I hereto.

(e) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Issuer or an Affiliate of the Issuer.

Section 2.03. Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Custodian agrees to act as Custodian on behalf of DTC with respect to the Global Notes.

(c) The Issuer initially appoints the Trustee to act as Registrar and Paying Agent, and the Trustee hereby agrees so to initially act.

Section 2.04. Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the applicable series of Notes to the Trustee. The Issuer at any time may require a

Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for such funds. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Section 6.01(d) or (e) hereof relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee shall not be the Registrar for any series of Notes at any time, the Issuer shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of such series (a) semi-annually and (b) at such other times as the Trustee may request in writing, within thirty days after receipt of any such request and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(g) above, Definitive Notes shall be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)

Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than transfers by a “distributor” (as defined in Rule 902(d) of the Regulation S) making such transfer in accordance with the provisions of Regulation S). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)	All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof (if required), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)

Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of the same series if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit J hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit J hereto, including the certifications in item (2) thereof.

(iv)	Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement relating to the applicable series of Notes and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement relating to the applicable series of Notes;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement relating to the applicable series of Notes; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit K hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit J hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued with respect to Notes of the applicable series, the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v)	Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)	Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series, a certificate from such holder in the form of Exhibit K hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a qualified institutional buyer in accordance with Rule 144A, a certificate to the effect set forth in Exhibit J hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a “Non-U.S. Person” in an Offshore Transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit J hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit J hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit J hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)	Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)	Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement relating to the applicable series of Notes and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement relating to the applicable series of Notes;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement relating to the applicable series of Notes; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note of the same series, a certificate from such holder in the form of Exhibit K hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of the same series, a certificate from such holder in the form of Exhibit J hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(iv)	Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Issuer shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest in an Unrestricted Global Note pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)	Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note of the same series or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note of the same series, a certificate from such holder in the form of Exhibit K hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a qualified institutional buyer in accordance with Rule 144A, a certificate to the effect set forth in Exhibit J hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a “Non-U.S. Person” in an Offshore Transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit J hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit J hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit J hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of: in the case of clause (A) above, the appropriate Restricted Global Note; in the case of clause (B), (D) or (E) above, a 144A Global Note; in the case of clause (C) above, a Regulation S Global Note.

(ii)	Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement relating to the applicable series of Notes and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement relating to the applicable series of Notes;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement relating to the applicable series of Notes; or

(D) the Registrar receives the following:

(1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit K hereto, including the certifications in item (1)(c) thereof; or

(2) if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder in the form of Exhibit J hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)	Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes of the same series.

(iv)	Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)

Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) of this Section 2.06 at a time when an Unrestricted Global Note has not yet been issued with respect to the Notes of the applicable series, the Issuer shall issue and, upon receipt of an

Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)	Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of the same series if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit J hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit J hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit J hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)	Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same series only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement relating to the applicable series of Notes and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by the Registration Rights Agreement relating to the applicable series of Notes;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement relating to the applicable series of Notes;

(C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement relating to the applicable series of Notes; or

(D) the Registrar receives the following:

(1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit K of the same series hereto, including the certifications in item (1)(d) thereof; or

(2) if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of the same series, a certificate from such holder in the form of Exhibit J hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Issuer shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note of such series in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)	Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f) Exchange Offer. From and after the effective time of the Merger, upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement for each series of Notes, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate for each series of Notes (A) one or more Unrestricted Global Notes of the appropriate series in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes of the appropriate series in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes of the appropriate series in the appropriate aggregate principal amount; it being understood for the purposes of this Indenture that Spinco is not a party to any Registration Rights Agreement.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)	Private Placement Legend.

(A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A

TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clause (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)	Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH

SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)	Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO THE RESTRICTIONS ON THE TRANSFER AND EXCHANGE HEREOF AS SPECIFIED IN THE INDENTURE. UNTIL 40 DAYS AFTER THE ISSUE DATE HEREOF, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes of such series or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series or for Definitive Notes of such series, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same series, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i)

No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.04, 4.09 and 9.05 hereof).

(ii)	All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)	Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.04 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(iv)	Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)	All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)	The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Issuer and to act in accordance with such letter.

(vii)	None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes.

If any mutilated Note of any series is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the

Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note of the same series. If required by the Trustee or the Issuer, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Issuer, to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Issuer, such Holder shall reimburse the Issuer for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Issuer, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of the same series duly issued hereunder.

Section 2.08. Outstanding Notes.

(a) The Notes of any series outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes of such series and Definitive Notes of such series authenticated by the Trustee except for those cancelled by the Trustee, those delivered to the Trustee for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d) If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

(e) Notes as to which defeasance has been effected pursuant to Article 8 shall not be considered Outstanding.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of any series have concurred in any direction, waiver or consent, Notes of such series owned by the Issuer, or by any Affiliate of the Issuer, shall not be considered to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes (each a “Temporary Note”). Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for Temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

Holders of Temporary Notes of any series shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of such series duly issued hereunder.

Section 2.11. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Issuer, the Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes delivered to it by the Issuer or forwarded to it by the Registrar and the Paying Agent and shall dispose of such cancelled Notes in accordance with the Trustee’s then customary procedures (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by an Issuer Order, the Issuer directs them to be returned to it. Certification of the disposition of all cancelled Notes shall be delivered to the Issuer from time to time upon request. The Issuer may not issue new Notes to replace Notes that it has paid or, except as expressly permitted by this Indenture, that have been delivered to the Trustee for cancellation.

Section 2.12. Payment of Interest; Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes of any series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Notes on a subsequent special record date, in each case at the rate provided in the Notes of such series. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders of Notes of such series a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13. CUSIP or ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP”, “ISIN” and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” and/or other similar numbers in notices of redemption or offers to purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an offer to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or offer to purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the “CUSIP”, “ISIN” and/or other similar numbers.

Section 2.14. Special Interest.

From and after the effective time of the Merger, if Special Interest is payable by the Issuer pursuant to the Registration Rights Agreement for any series of Notes, the Issuer shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Issuer directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Issuer has paid Special Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.15. Issuance of Additional Notes.

The Issuer shall be entitled to issue additional Notes of any series of Notes issued under this Indenture which shall have identical terms as applicable series of Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under the Registration Rights Agreement relating to the applicable series of Notes. Each series of Notes issued on the date hereof, any additional Notes of such series and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase.

With respect to any additional Notes, the Issuer shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP and/or ISIN number of such additional Notes; provided, however, that no additional Notes may be issued at a price that would cause such additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

(c) whether such additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16. Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be set by the Issuer or otherwise determined as provided for in TIA § 316(c).

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01. Applicability of Article.

Prior to the effective time of the Merger, subsection 3.03 shall be applicable to all Notes. Only from and after the effective time of the Merger, subsections 3.02, 3.04, 3.05, 3.06 and 3.07 shall be applicable to the Notes of any series which are redeemable before their maturity.

Section 3.02. Optional Redemption.

The Notes of any series may be redeemed at the Issuer’s election, in whole or in part, at any time (subject to subsection 3.01) at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed; and

(2) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the Issuer selects a redemption date that is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such interest record date.

The Issuer shall mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

Section 3.03. Special Mandatory Redemption.

In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or before October 1, 2010, the Notes of each series will be subject to a special mandatory redemption (the “Special Mandatory Redemption”), and in such event, the Trustee, on the date on which it receives notice of the Special Mandatory Redemption from the Escrow Agent (the “Redemption Notice Date”), shall promptly notify each Holder (with a copy to the Escrow Agent) that all of the outstanding Notes of each series shall be redeemed on either the (i) the Redemption Notice Date or (ii) the next Business Day following the Redemption Notice Date, in accordance with the terms of the Escrow Agreement (such date, the “Special Redemption Date”) automatically and without any further action by the Holders of the Notes, at a redemption price equal to 100% of the issue price of such series of Notes, plus accrued and unpaid interest on the principal amount of such series of Notes to, but not including, the date of redemption (the “Special Mandatory Redemption Price”) and, promptly upon receipt of such notice, shall forward such notice to the Paying Agent. Upon receipt of such notice, the Paying Agent shall calculate the Special Mandatory Redemption Price and shall notify the Escrow Agent, the Trustee, Spinco and Frontier if the amount of the Escrowed Funds is less than the Special Mandatory Redemption Price and the amount of such shortfall. At or prior to 2:00 p.m. (New York City time) on the Special Redemption Date, the Escrow Agent shall as promptly as practicable release from the escrow account to the Paying Agent as per the written instructions of the Trustee (which shall specify the Special Mandatory Redemption Price and the wire payment instructions), an amount equal to the lesser of (A) the amount of funds in the escrow account and (B) the aggregate amount of the Special Mandatory Redemption Price. In the event that the amount of funds in the escrow account is less than the aggregate amount of the Special Mandatory Redemption Price, Frontier has agreed to pay to the Paying Agent, at or prior to 2:00 p.m. (New York City time) on the Special Redemption Date, cash in the amount of such shortfall so as to permit all outstanding Notes to be redeemed on the Special Redemption Date at the Special Mandatory Redemption Price.

In the event the net proceeds from the escrow account have been released to Spinco in accordance with the terms of the Escrow Agreement but for any reason the Merger is not consummated prior to the earlier of (1) 11:59 p.m. (New York City time) on October 1, 2010, and (2) 2:00 p.m. (New York City time) on the Business Day following such release of funds to Spinco, Spinco shall promptly arrange for the redeposit of such released funds into the escrow account, which shall in no event occur later than 2:00 p.m. (New York City time) on the Special Redemption Date.

Section 3.04. Notice of Redemption.

Notice of redemption to the Holders of Notes of any series to be redeemed pursuant to Section 3.02 hereof as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Notes of such series at their last addresses as they shall appear in the Security Register, with a copy thereof provided by the Issuer to the Trustee. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Notes of such series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. The notice of redemption to each such Holder shall specify (i) the principal amount of each Note held by such Holder to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv) the place or places of payment, (v) the CUSIP number relating to the Notes, (vi) that payment will be made upon presentation and surrender of the Notes, (vii) whether interest, if any, accrued to the date fixed for redemption will be paid as specified in such notice and (viii) whether on and after said date interest, if any, thereon or on the portions thereof to be redeemed will cease to accrue. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Notes to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section 3.04, the Issuer shall deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04(b)) an amount of money sufficient to redeem on the redemption date all the Notes of such series so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. The Issuer shall deliver to the Trustee at least 45 days prior to the date fixed for redemption (but no later than the receipt by the Holders of the notice of redemption) (unless a shorter notice period shall be satisfactory to the Trustee) an Officers’ Certificate stating the aggregate principal amount of Notes of such series to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such restriction has been complied with.

Section 3.05. Payment of Notes Called for Redemption.

If notice of redemption has been given as provided by this Article 3, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest, if any, accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Notes at the redemption price, together with unpaid interest, if any, accrued to said date) interest, if any, on the Notes or portions of Notes so called for redemption shall cease to accrue, and such Notes shall cease from and after the date fixed for redemption, except as provided herein, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and accrued and unpaid interest thereon, if any, to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest, if any, accrued thereon to the date fixed for redemption; provided that payment of interest, if any, becoming due on or prior to the date fixed for redemption shall be payable to the Person in whose name the Note is registered at the close of business on the related interest record date subject to the terms and provisions of this Section 3.05.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the redemption price shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Note.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Note or Notes, and of like series and tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

Section 3.06. Exclusion of Certain Securities from Eligibility for Selection for Redemption.

Notes shall be excluded from eligibility for selection for redemption pursuant to Section 3.02 hereof if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer, or (b) a Person specifically identified in such written statement as an Affiliate of the Issuer.

Section 3.07. Partial Redemption.

If less than all of the Notes of a series are to be redeemed pursuant to Section 3.02 hereof, selection of the Notes for redemption shall be made by the Trustee as follows:

(a) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of such national securities exchange; or

(b) if the Notes of such series are not so listed, on a pro rata basis (subject to the procedures of the Depositary) or, to the extent a pro rata basis is not permitted, in such manner as the Trustee shall deem to be fair and appropriate.

No Note of $2,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption mailed pursuant to Section 3.04 relating to such Note will state the portion of the principal amount to be redeemed. A new Note of the same series in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note.

Notice of the redemption shall be given only after such selection has been made. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

ARTICLE 4.

COVENANTS

Section 4.01. Payment of Principal and Interest.

The Issuer covenants and agrees that it, for the benefit of each series of Notes, shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on such series of the Notes at the place, at the respective times and in the manner provided in such series of Notes.

Section 4.02. Offices for Notices and Payments, etc.

So long as any Notes of a series are outstanding, the Issuer shall maintain in each Place of Payment for each series of Notes an office or agency where such series of Notes may be presented for payment, an office or agency where such series of Notes may be presented for registration of transfer and for exchange as provided in this Indenture, and an office or agency where notices and demands to or upon the Issuer in respect of such series of Notes or of this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in location, of such office or agency. In case the Issuer shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation may be made and notice and demand may be served in respect of such Notes or of this Indenture at the Corporate Trust Office. The Issuer hereby initially designates the Corporate Trust Office as the appropriate office for each such purpose.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of the Trustee, shall appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provision as to Paying Agent.

(a) The Issuer hereby initially appoints the Trustee as the Paying Agent for each series of Notes. If the Issuer shall, for any series of Notes, appoint a Paying Agent other than the Trustee, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

(i)	that it will hold all sums held by it as such Paying Agent for the payment of the principal of or interest, if any, on such Notes (whether such sums have been paid to it by the Issuer or by any other obligor on such Notes) in trust for the benefit of the Holders of the Notes and the Trustee; and

(ii)	that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on such Notes) to make any payment of the principal of, premium, if any, or interest, if any, on such Notes when the same shall be due and payable; and

(iii)	that it will, at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(b) If the Issuer shall act as its own Paying Agent with respect to any series of Notes, it shall, on or before each due date of the principal of or interest, if any, on such Notes, set aside, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and shall notify the Trustee of any failure to take such action and of any failure by the Issuer (or by any other obligor under such Notes) to make any payment of the principal of, premium, if any, or interest, if any, on such Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d) Anything in this Section 4.04 to the contrary notwithstanding, any agreement of the Trustee or any Paying Agent to hold sums in trust as provided in this Section 4.04 is subject to Sections 8.03 and 8.04.

(e) Whenever the Issuer shall have one or more Paying Agents for any series of Notes, it shall, on or before each due date of the principal of or interest, if any, on such Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, if any, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.

Section 4.05. Reports by the Issuer.

The Issuer covenants:

(a) From and after the Issue Date and prior to the effective time of the Merger, if financial information of Verizon’s Separate Telephone Operations for a completed fiscal quarter has not been filed with or furnished to the Commission by Verizon or the Issuer, the Issuer shall furnish the following information with respect to Verizon’s Separate Telephone Operations to the Trustee within 60 days after the end of such fiscal quarter, in each case with respect to such fiscal quarter and any interim period since the date of the end of the most recently ended fiscal year of Verizon’s Separate Telephone Operations:

(i)	the unaudited combined results of operations of Verizon’s Separate Telephone Operations (including operating revenues, cost of services and sales, selling, general and administrative expense, depreciation and amortization expense, operating income, interest expense, income before provision for income taxes, income tax provision and net income);

(ii)	capital expenditures; and

(iii)	the aggregate number of each of (a) switched access lines in service, (b) FiOS Internet subscribers, (c) FiOS TV subscribers and (d) High-Speed Internet subscribers.

(b) At any time prior to the effective time of the Merger, the Issuer shall furnish, upon request, to Holders of the Notes and prospective purchasers designated by Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) From and after the effective time of the Merger, the Issuer shall be required to:

(i)	file with the Trustee, within 15 days after the Issuer files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(ii)	file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(iii)	furnish to the Trustee, by April 30 of each fiscal year of the Issuer beginning with April 30, 2011, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture during the prior fiscal year.

(d) to transmit by mail to the Holders of the Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 7.06, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (c)(i) and (c)(ii) of this Section 4.05 as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission;

Delivery of such reports, information and documents to the Trustee pursuant to clauses (a), (b) and (c)(i) and (ii) of this Section 4.05 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.06. Limitation on Spinco Indebtedness and Spinco Liens.

(a) At the time that is immediately prior to the effective time of the Merger and after giving effect to the Distribution, neither the Issuer nor any of its Subsidiaries shall have outstanding any indebtedness for borrowed money paid to the Issuer or such Subsidiary (as the case may be) and owed to third parties (excluding the deferred purchase price of property or services, but including any Guarantees of indebtedness of third parties) (“Spinco Indebtedness”), other than:

(1) The Notes issued on the Issue Date;

(2) Spinco Indebtedness in the form of one or more term loan bank borrowings and/or capital markets issuances by the Issuer prior to or substantially contemporaneous with the Distribution effected for the purpose of financing the Special Cash Payment, the net proceeds of which did not exceed, in the aggregate, $3.5 billion less the aggregate net proceeds of (x) the Notes issued on the Issue Date, (y) the Distribution Date Indebtedness and (z) any Spinco Debt Securities;

(3) Spinco Indebtedness representing the Distribution Date Indebtedness;

(4) Spinco Indebtedness in the form of Spinco Debt Securities;

(5) Additional Spinco Indebtedness in an amount not to exceed, in the aggregate, $100 million; and

(6) Guarantees by any Subsidiary of the Issuer of any Spinco Indebtedness permitted by clauses (2) through (5) above.

(b) At the time that is immediately prior to the effective time of the Merger and after giving effect to the Distribution, none of the Spinco Indebtedness, other than Spinco Indebtedness contemplated by clauses (2) through (5) above and Guarantees by any Subsidiary thereof, shall be secured by any Lien on any of the Issuer’s or its Subsidiaries’ property or assets (which includes Capital Stock).

Section 4.07. Limitation on Subsidiary Indebtedness. From and after the effective time of the Merger, the Issuer shall not permit any of its Subsidiaries to Incur any Indebtedness, other than:

(1) Indebtedness of any Subsidiary of the Issuer consisting of (i) Guarantees by such Subsidiary of Indebtedness of the Issuer under Credit Facilities or (ii) Liens granted by such Subsidiary to secure such Guarantee or such Indebtedness of the Issuer, in an aggregate principal amount (without duplication), when taken together with the aggregate principal amount of Indebtedness secured by Liens on the property or assets (which includes capital stock) of the Issuer and its Subsidiaries Incurred pursuant to the second sentence and clause (1) of the first paragraph of Section 4.08, not to exceed the Permitted Amount at the time of Incurrence of such Guarantee or Lien;

(2) Indebtedness of any Designated Subsidiary or any Subsidiary of such Designated Subsidiary, provided that, with respect to this clause (2) only, no portion of such Indebtedness is recourse to the Issuer or any of its other Subsidiaries;

(3) Acquired Indebtedness;

(4) Indebtedness of any Subsidiary of the Issuer existing as of the effective time of, and after giving effect to, the Merger;

(5) Indebtedness of any Subsidiary of the Issuer issued in exchange for, or the net proceeds of which are used or shall be used to extend, refinance, renew, replace, defease or refund, other Indebtedness that was permitted to be Incurred under clause (3) or (4) of this Section 4.07; or

(6) Indebtedness in an aggregate principal amount, at anytime outstanding, not to exceed $250.0 million.

The maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.07 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Section 4.08. Limitations on Liens. From and after the effective time of the Merger, the Issuer shall not, and shall not permit any of its Subsidiaries to, incur or permit to exist any Lien on any of the Issuer’s or its Subsidiaries’ property or assets (which includes capital stock) securing Indebtedness, unless the Lien secures the Notes equally and ratably with, or prior to, any such Indebtedness secured by such Lien, for so long as such other Indebtedness is so secured, subject to certain exceptions described in this Section 4.08. This Section 4.08 shall not apply to secured debt which the Issuer or its Subsidiaries may issue, assume, guarantee or permit to exist up to 10% of the value of the consolidated total assets of the Issuer as shown on, or computed from, the most recent quarterly or annual balance sheet prepared in accordance with GAAP and filed by the Issuer with the Commission or provided to the Trustee. In addition, this Section 4.08 shall not apply to:

(1) Liens securing Indebtedness and other obligations under any senior bank financing of the Issuer or any of its Subsidiaries, including Guarantees of Indebtedness and other obligations under such senior bank financings, in an amount of up to 20% of the sum of the total consolidated current assets and net property, plant and equipment of the Issuer as shown on, or computed from, the most recent quarterly or annual balance sheet prepared in accordance with GAAP and filed by the Issuer with the Commission or provided to the Trustee;

(2) Liens existing as of the effective time of, and after giving effect to, the Merger;

(3) Liens on property that exist when the Issuer acquires the property that secure payment of the purchase price of the property;

(4) Liens securing debt that any Subsidiary of the Issuer owes to the Issuer or to any other Subsidiary of the Issuer;

(5) Liens on property, shares of stock or Indebtedness of any entity that exists when (a) it becomes a Subsidiary of the Issuer, (b) it is merged into or consolidated with the Issuer or any of its Subsidiaries, or (c) the Issuer or any of its Subsidiaries acquires all or substantially all of the assets of the entity, provided that no such Lien extends to any other property of the Issuer or any of its Subsidiaries;

(6) Liens on property to secure debt incurred for development or improvement of the property;

(7) Liens securing (a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds and (c) other similar nondelinquent obligations, in each case incurred in the ordinary course of business;

(8) Liens securing purchase money Indebtedness or Capital Lease Obligations, provided that (a) any such Lien attaches to the property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired;

(9) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against the Issuer’s access in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Issuer to provide collateral to the depository institution;

(10) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation;

(11) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

(12) Liens arising solely by operation of law and in the ordinary course of business, such as mechanics’, materialmen’s, warehousemen’s and carriers’ Liens and Liens of landlords or of mortgages of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

(13) Liens on personal property (other than shares or debt of the Issuer’s Subsidiaries) securing loans maturing in not more than one year or on accounts receivables in connection with a receivables financing program;

(14) Liens securing financings in amounts up to the value of assets, businesses and properties acquired after the consummation of the Merger; or any Lien upon any property to secure all or part of the cost of construction thereof or to secure debt incurred prior to, at the time of, or within twelve months after completion of such construction or the commencement of full operations thereof (whichever is later), to provide funds for such purpose; and

(15) extensions, renewals or replacement of any of the Liens described above, if limited to all or any part of the same property securing the original Lien.

Notwithstanding the foregoing, from and after the effective time of the Merger, the Issuer shall not, and shall not permit any of its Subsidiaries to, Incur or permit to exist Liens securing Indebtedness or other obligations pursuant to the second sentence or clause (1) of the first paragraph of this Section 4.08, unless, after giving effect to the Incurrence of such Liens, the aggregate amount (without duplication) of (a) the Indebtedness and other obligations secured by Liens on the property or assets (which includes capital stock) of the Issuer and its Subsidiaries Incurred pursuant to the second sentence and clause (1) of the first paragraph of this Section 4.08 plus (b) the Indebtedness of the Issuer’s Subsidiaries Incurred pursuant to clause (1) of the first paragraph of Section 4.08 shall not exceed the Permitted Amount at the time of the Incurrence of such Liens.

Section 4.09. Repurchase of Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, each Holder of the Notes will have the right to require the Issuer to repurchase all or any part, equal to $2,000 and integral multiples of $1,000 in excess thereof, of that Holder’s Notes (a “Change of Control Offer”) on the terms set forth in this Indenture at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes to the applicable date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, if the Issuer had not, prior to the Change of Control Triggering Event, sent a redemption notice, with a copy to the Trustee, for all the Notes in connection with an optional redemption permitted by Article 3 hereof, the Issuer shall mail a notice (the “Change of Control Notice”), with a copy to the Trustee, to each registered Holder briefly describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to repurchase Notes on the date specified in such Change of Control Notice (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice (which procedures shall be reasonably acceptable to the Trustee). Provided that a definitive agreement relating to the Change of Control is in place at the time the Change of Control Offer is made, the Change of Control Notice shall state that the Change of Control Offer is conditional upon the occurrence of the relevant Change of Control Triggering Event. The Change of Control Notice shall also specify the date by which such notice was required to be given, the date by which the Holders have to make an election to repurchase and the procedures therefor, and whether the Holders may withdraw their election to repurchase and the procedures therefor.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.09 by virtue of such conflict.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

1.	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

2.	deposit with the Paying Agent, by 10:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

3.	deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

The Issuer shall determine whether the Notes are properly tendered, and the Trustee has no responsibility for, and may conclusively rely, upon the Issuer’s determination with respect thereto. Subject to receipt of funds by the Paying Agent, the Paying Agent shall promptly mail to each registered Holder of Notes who has properly tendered Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate, and mail, or cause to be transferred by book entry, to each Holder a new Note of the same series as and equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The Issuer may make a Change of Control Offer in advance of a Change of Control Triggering Event, and conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

Section 4.10. Termination of Certain Covenants.

In the event that the Notes of a series receive a rating equal to or greater than BBB- by S&P and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of either such agency shall be modified after the date hereof (with a stable or better outlook in the case of a rating equal to BBB- by S&P and Baa3 by Moody’s) (each such rating, an “Investment Grade Rating”), and notwithstanding that the Notes of such series may later cease to have an Investment Grade Rating from either S&P or Moody’s or both, the Issuer and its Subsidiaries shall be released from their obligations to comply with Section 4.07 with respect to such series of Notes. The Trustee shall be entitled to receive, and may conclusively rely upon, an Officers’ Certificate specifying that an Investment Grade Rating has occurred and stating that, pursuant to this Section 4.10, the Issuer has been released from its obligations to comply with Section 4.07.

ARTICLE 5.

SUCCESSORS

Section 5.01. Issuer following the Merger.

Concurrently with the closing of the Merger, Frontier shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Annex A hereto, pursuant to which Frontier shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes of each series and the performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer.

Section 5.02. Limitation on Mergers, Consolidations and Sales of Assets.

Other than in connection with the Transactions, the Issuer may not consolidate or merge with or into, or sell, lease or convey all or substantially all of its assets in any one transaction or series of transactions to any other Person, unless:

(a) the resulting, surviving or transferee Person is either the Issuer or is a corporation organized under the laws of the United States, any state or the District of Columbia and, if other than the Issuer, expressly assumes by supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes of each series and the performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer; and

(b) immediately after giving effect to the transaction, with respect to each series of Notes issued hereunder, no Event of Default or Default has occurred and is continuing.

Section 5.03. Successor Corporation To Be Substituted.

In case of (i) the Merger and (ii) any consolidation or merger or any sale, lease or conveyance of all or substantially all of the property of the Issuer permitted under Section 5.02, and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest, if any, on all of the Notes of each series issued hereunder and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been an original party to this Indenture, and the Issuer (including any intervening successor to the Issuer which shall have become the obligor hereunder or on the Notes) shall, except in the case of a lease, be relieved of any further obligation under this Indenture and the Notes of each series issued hereunder; provided, however, that in the case of a sale, lease or other conveyance of the property and assets of the Issuer (including any such intervening successor), the Issuer (including any such intervening successor) shall continue to be liable for its obligations under this Indenture and each series of Notes to the extent, but only to the extent, of liability to pay the principal of, premium, if any, and interest, if any, on such Notes at the time, places and rate prescribed in this Indenture and such Notes. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer, any or all of the Notes of any series issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes of any series that previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Notes of any series that such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes of the same series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation or merger or any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Issuer, such changes in phraseology and form (but not in substance) may be made in the Notes, thereafter to be issued, as may be appropriate.

Section 5.04. Opinion of Counsel To Be Given Trustee.

The Trustee shall receive an Officers’ Certificate and Opinion of Counsel each stating that (i) the Merger or (ii) any consolidation, merger, sale, lease or other conveyance referred to in Section 5.02, as applicable, and supplemental indenture required to be executed in connection with this Article 5, complies with the provisions of this Article 5 and that all conditions precedent provided herein relating to any such transactions have been complied with, which Officers’ Certificate and Opinion of Counsel, in the case of the supplemental indenture to be delivered in connection with the Merger, shall be an Officers’ Certificate and an Opinion of Counsel of Officers of Frontier and counsel to Frontier, respectively.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default.

“Event of Default” with respect to each series of Notes, wherever used herein, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default), whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest upon any Notes of such series as and when the same shall become due and payable, and continuance of such default for a period of 60 days; or

(b) default in the payment of all or any part of the principal or premium (if any) on any of the Notes of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

(c) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Notes of such series or contained in this Indenture for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series; or

(d) without the consent of the Issuer a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors.

If an Event of Default described in clause (a) or (b) occurs with respect to any series of Notes and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of such series then Outstanding by notice in writing to the Issuer (and to the Trustee if given by the Holders of such series of Notes), may declare the entire principal of the Notes of such series, and any unpaid interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

If an Event of Default with respect to any series of Notes described in clause (c) above occurs and is continuing for a period of 60 days after the date on which the underlying Default becomes an Event of Default, then, and in each and every such case, unless the principal of all of the Notes of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Notes of such series then

Outstanding by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the entire principal of all of the Notes of such series then Outstanding, and any unpaid interest accrued thereon, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.

If an Event of Default described in clause (d) or (e) above occurs and is continuing, then the principal amount of all the Notes then Outstanding of each series, and any unpaid interest accrued thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The foregoing provisions are subject to the condition that if, at any time after the principal of the Notes of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided:

(x) the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay:

(i)	all matured installments of interest upon all the Notes of such series; and

(ii)	the principal of any and all Notes of such series which shall have become due otherwise than by acceleration; and

(iii)	interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the Overdue Rate applicable to such series to the date of such payment or deposit; and

(iv)	all amounts payable to the Trustee pursuant to Section 7.07; and

(y) all Events of Default with respect to such series of Notes, other than the non-payment of the principal of Notes of such series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of a majority in aggregate principal amount of the Notes of such series then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults related to such series of Notes and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default relating to such series of Notes or shall impair any right consequent thereon.

Section 6.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt.

The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Notes of any series when such interest shall have become due and payable, and such default shall have continued for a period of 60 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Notes of any series when the same shall have become due and payable, whether upon maturity of such Notes or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer shall pay to the Trustee for the benefit of the Holders of such Notes of such series the whole amount that then shall have become due and payable on such Notes for principal and interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the Overdue Rate applicable to such series of Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and such other amount due the Trustee under Section 7.07 in respect of such Notes.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on such Notes to the registered Holders, whether or not the Notes be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer upon such Notes of such series and collect in the manner provided by law out of the property of the Issuer upon such Notes of such series, wherever situated, all the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer under Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property, or in case of any other similar judicial proceedings relative to the Issuer upon such Notes, or to the creditors or property of the Issuer, the Trustee, irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of such Notes, and, in the case of any judicial proceedings, to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts payable to the Trustee under Section 7.07) and of the Holders of such Notes allowed in any judicial proceedings relative to the Issuer upon such Notes, or to the creditors or property of the Issuer; and

(b) unless prohibited by applicable law and regulations, or unless otherwise directed by a majority in aggregate principal amount of the Notes of each affected series at the time Outstanding, to vote on behalf of the Holders of such Notes in any election of a receiver, assignee, trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings, custodian or other person performing similar functions in respect of any such proceedings; and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of such Notes and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official performing similar functions in respect of any such proceedings is hereby authorized by each of the Holders of such Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of such Notes, to pay to the Trustee its costs and expenses of collection and all other amounts due to it pursuant to Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder of such Notes any plan of reorganization, arrangement, adjustment or composition affecting such Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of such Notes in any such proceeding, except as aforesaid in clause (b).

All rights of action and of asserting claims under this Indenture, or under any of the Notes of any series, may be enforced by the Trustee without the possession of any of such Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be awarded to the Trustee for ratable distribution to the Holders of such Notes in respect of which such action was taken, after payment of all sums due to the Trustee under Section 7.07 in respect of such Notes.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes of such series in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

Section 6.03. Application of Proceeds.

Any moneys collected by the Trustee pursuant to this Article 6 in respect of the Issuer’s obligations with respect to a series of Notes, and during the continuance of an Event of Default following the completion of the Merger, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes of such series in reduced principal amounts in exchange for the presented Notes of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the current Trustee and then to each predecessor Trustee under Section 7.07 in respect to the Notes of such series;

SECOND: In case the principal of the Outstanding Notes of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on such Notes in default in the order of the maturity of the installments on such interest, with interest (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installments of interest at the Overdue Rate applicable to such Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Notes of such series in respect of which moneys have been collected or money or other property shall be distributable shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon such Notes for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installations of interest at the Overdue Rate applicable to such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest or of any such Note over any other such Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

Section 6.04. Suits for Enforcements.

In case an Event of Default with respect to any series of Notes has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture and such Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or such Notes or in aid of the exercise of any power granted in this Indenture or such Notes or to enforce any other legal or equitable right vested in the Trustee by this Indenture, such Notes or by law.

Section 6.05. Restoration of Rights on Abandonment of Proceedings.

In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Holder, then and in every such case the Issuer, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 6.06. Limitation on Suits by Noteholders.

No Holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or such Note, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or thereunder, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to the Notes of that series and of the continuance thereof, as hereinbefore provided, and (b) the Holders of not less than 25% in aggregate principal amount of the Notes of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceeding in its own name and as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (c) the Trustee for

60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.09. For the protection and enforcement of the provisions of this Section, each and every Holder of Notes of such series and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.07. Right of Noteholders To Institute Certain Suits.

Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest, if any, on such Note, on or after the respective due dates expressed in such Note, or upon redemption, by declaration, repayment or otherwise, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes of any series is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of such Notes to exercise any right or remedy accruing upon any Event of Default with respect to any such series of Notes occurring and continuing as aforesaid shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture, any Note or law to the Trustee or to the Holders of such Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or, subject to Section 6.06, by the Holders of such Notes.

Section 6.09. Control by Holders of Notes.

The Holders of a majority in aggregate principal amount of the Notes of each affected series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series of Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and shall not expose the Trustee to personal liability; and provided further, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction (a) if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken; or (b) if the Trustee by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine in good faith that the action or proceedings so directed would involve the Trustee in personal liability; or (c) if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of the Holders of the Notes of such series not joining in the giving of said direction.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee that is not inconsistent with such direction or directions by Noteholders.

Section 6.10. Waiver of Past Defaults.

Prior to the declaration of acceleration of the maturity of the Notes of any series as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Notes of such series at the time Outstanding may on behalf of the Holders of all of the Notes of such series waive any past default or Event of Default described in Section 6.01 and its consequences, except a default in respect of a covenant or provision of this Indenture or of such series of Notes which cannot be modified or amended without the consent of the Holder of each Note of such series affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all of the Notes of such series shall be restored to their former positions and rights hereunder, respectively, and such default shall cease to exist and be deemed to have been cured and not to have occurred for purposes of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.11. Right of Court To Require Filing of Undertaking To Pay Costs.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.11 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 10% in aggregate principal amount of the Notes of any series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or any date fixed for redemption.

ARTICLE 7.

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default with respect to any series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to any series of Notes:

(1) the duties of the Trustee with respect to any series of Notes shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraphs (b) and (e) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.09 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on, or the investment of, any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

Subject to TIA § 315:

(a) The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) The Trustee shall not be bound to make investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any series of Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuer or the Holders of 25% in aggregate principal amount of the Outstanding Notes of such series, and such notice references the specific Default or Event of Default, the series of Notes and this Indenture.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants herein.

(j) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(k) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(m) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(n) The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence reasonably beyond the control of the Trustee (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God, war, terrorism or other catastrophe, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(o) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(p) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

Section 7.03. Individual Rights of Trustee.

The Trustee, Registrar, Paying Agent or Agent in its individual or any other capacity may become the owner or pledgee of Notes of any series and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee, Registrar, Paying Agent or Agent.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes of any series, it shall not be accountable for the Issuer’s use of the proceeds of the Notes or of any series thereof or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes of any series or any other document in connection with the sale of the Notes of any series or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default with respect to any series of Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of such Notes, as their names and addresses appear in the Security Register, a notice of the Default or Event of Default within 90 days after it occurs, unless such default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any such Note, the Trustee may withhold and shall be protected in withholding the notice if and so long as its Responsible Officers in good faith determine that withholding the notice is in the interests of the Holders of such Notes. In the case of any Default of the character specified in Section 6.01(c) no such notice to Holders shall be given until at least 90 days after the occurrence thereof.

Section 7.06. Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes of any series remain Outstanding, the Trustee shall mail to the Holders of such Notes, as their names and addresses appear in the Security Register, a report dated as of such reporting date, in accordance with, and to the extent required under, TIA § 313(a), and the Trustee shall otherwise comply with TIA § 313.

A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with the Commission and each stock exchange on which Notes of a series are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes of any series are listed on any stock exchange and any delisting thereof.

Section 7.07. Compensation and Indemnity.

The Issuer, or such other Person acceptable to the Trustee, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, or such other Person acceptable to the Trustee, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer, or such other Person acceptable to the Trustee, shall indemnify the Trustee or any predecessor Trustee against and hold each harmless against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its gross negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations under this Section 7.07. The Issuer, or such other Person acceptable to the Trustee, shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Issuer or in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own gross negligence, willful misconduct or bad faith.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes of all series issued pursuant to this Indenture through the expiration of the applicable statute of limitations.

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes of each series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Notes of such series. Such Lien shall survive the satisfaction and discharge of this Indenture. For the avoidance of doubt, this provision shall not (i) serve to create a Lien on the Escrowed Funds, as defined in the Escrow Agreement, or any property of Spinco or Frontier, or (ii) serve to create a Lien prior to the Merger.

In addition to and without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(d) or 6.01(e) with respect to any series of Notes, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the gross negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee with respect to any or all series of Notes shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee with respect to any or all series of Notes may resign in writing at any time upon 30 days’ prior written notice to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Holders of a majority in aggregate principal amount of the then Outstanding Notes of any series of Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.

If, with respect to the applicable series of Notes:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting,

then (i) the Issuer may remove the Trustee or (ii) subject to Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to any series of Notes (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee for each such affected series of Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series).

If a successor Trustee with respect to any series of Notes does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee with respect to any series of Notes shall execute, acknowledge and deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective without any further act, deed or conveyance, and the successor Trustee shall become vested with all the rights, powers and duties of the retiring Trustee with respect to such series of Notes. The successor Trustee shall mail a notice of its succession by first-class mail, postage prepaid, to the Holders of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes of one or more series (but not all series of Notes) Outstanding, the Issuer, any retiring Trustee and each successor or separate Trustee with respect to the Notes of any applicable series shall execute and deliver an indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustee of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall, if such successor Person is otherwise eligible hereunder, be the successor Trustee, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes of any series shall have been authenticated, but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes of such series so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee for each series of Notes hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

The Trustee shall comply with the terms of TIA § 310(b), and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Notes of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Notes of any other series, or any securities of any series issued under the following indentures: the Indenture, dated as of December 22, 2006, between Frontier and The Bank of New York, as Trustee; the Indenture, dated as of March 23, 2007, between Frontier and The Bank of New York, as Trustee with respect to the 6.625% Senior Notes due 2015; the Indenture, dated as of March 23, 2007, between Frontier and The Bank of New York, as Trustee with respect to the 7.125% Senior Notes due 2019; the Indenture, dated as of April 9, 2009, between Frontier and The Bank of New York Mellon, as Trustee; the First Supplemental Indenture to the April 2009 Indenture, dated as of April 9, 2009, between Frontier and The Bank of New York Mellon, as Trustee; and, the Second Supplemental Indenture to the April 2009 Indenture, dated as of October 1, 2009, between Frontier and The Bank of New York Mellon, as Trustee, or any indentures hereinafter entered into.

Nothing herein shall prevent any application being made under the penultimate sentence of TIA § 310.

Section 7.11. Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Sections 8.02 or 8.03 hereof applied to all Outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any series of Notes, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes of each affected series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose,

Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes of such series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of its obligations under such Notes and this Indenture with respect to such series of Notes (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments delivered to it by the Issuer acknowledging the same), except for the following provisions which shall survive with respect to each such series of Notes until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below; (b) the Issuer’s obligations with respect to the Notes of such series concerning mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and (d) the Legal Defeasance provisions of this Indenture. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 with respect to any series of Notes notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any series of Notes, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the provisions contained in Sections 4.07, 4.08, 4.09 and 5.02 with respect to the Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied with respect to such series (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant, or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default with respect to such series of Notes under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof Sections 6.01(d) and 6.01(e) hereof shall not constitute Events of Default or defaults hereunder with respect to such series of Notes.

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes of any series:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of Notes:

(a) the Issuer must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, any installment of principal and premium, if any, and interest on the Outstanding Notes of such series on the applicable Stated Maturity thereof or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture and the Notes of such series, and the Issuer must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance with respect to any series of Notes, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance with respect to such series of Notes had not occurred;

(c) in the case of Covenant Defeasance with respect to any series of Notes, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance of such series of Notes, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance with respect to such series of Notes had not occurred;

(d) no Default or Event of Default with respect to such series of Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or by which the Issuer is bound;

(f) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes of such series over other creditors of the Issuer, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers’ Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this paragraph, have been complied with.

Section 8.05. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash and/or non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the Outstanding Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of such series.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the affected series of Notes.

Section 8.06. Repayment to Issuer.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer at its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and/or securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and/or securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and/or securities then remaining will be repaid to the Issuer.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or non-callable U.S. Government Securities to any series of Notes in accordance with Sections 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note of such series following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.08. Survival.

The Trustee’s rights under Section 7.07 (including the Lien provided for therein) and this Article 8 shall survive the satisfaction and discharge of the Notes, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

ARTICLE 9.

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders.

The Issuer (or, in the case of the supplemental indenture contemplated by Section 5.01, Frontier), when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate), and the Trustee, upon the written request of the Issuer (or, in the case of the supplemental indenture contemplated by Section 5.01, Frontier), may from time to time and at any time, without the consent of any Holder, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes of one or more series any property or assets;

(b) to evidence the succession of another Person to the Issuer, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer pursuant to Article 5 (including, without limitation, the supplemental indenture contemplated by Section 5.01);

(c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all of the series of Notes, stating that such covenants are expressly being included for the benefit of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture (including, without limitation, the supplemental indenture contemplated by Section 5.01) may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes of such series to waive such an Event of Default;

(d) to provide for the issuance of and establish the form and terms of additional Notes of any series established by Section 2.01;

(e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable; provided, however, that no such provisions shall materially adversely affect the legal rights of the Holders of any Notes of the applicable series;

(f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in TIA § 316(a)(2) as in effect at the date as of which this instrument was executed or any corresponding provision provided for in any similar federal statute hereafter enacted;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of any or all series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.08; and

(h) to add guarantees with respect to the Notes of any series or to secure the Notes of any series.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes then Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02. Supplemental Indentures with Consent of Noteholders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series then Outstanding affected by such supplemental indenture, the Issuer, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate), and the Trustee may, upon the written request of the Issuer and receipt of the aforementioned Board Resolution and upon filing with the Trustee evidence of the consent of the Holders of the Notes as aforesaid, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating or modifying in any way any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes of each such series; provided, that no such supplemental indenture shall (a) extend the stated final maturity of the principal of any Note, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the Issuer thereof (or the time at which any such redemption, repayment or purchase may be made), or make the principal thereof, or interest or premium, if any, thereon payable in any coin or currency other than that provided in such Notes, this Indenture or any supplemental indenture or in accordance with the terms of such Notes, or impair or affect the right of any Noteholder to institute suit for the payment thereof or, if such Notes provide therefor, any right of repayment or purchase at the option of the Noteholder, without the consent of the Holder of each Note so affected, (b) reduce the percentage of Notes of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected, whether such consenting Holders in the aggregate hold a majority in principal amount of the Notes so affected or not or (c) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of Holders of each Note so affected.

The Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may at its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Issuer (or the Trustee at the request and expense of the Issuer) shall give notice thereof to the Holders of then Outstanding Notes affected thereby, as provided in Section 11.02. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Documents To Be Given to Trustee.

The Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 9 complies with the applicable provisions of this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied.

Section 9.05. Notation on Securities in Respect of Supplemental Indentures.

Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Noteholders. If the Issuer or the Trustee shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer, authenticated by the Trustee and delivered in exchange for the Notes of such series then Outstanding.

Section 9.06. Conformity with the TIA.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect if this Indenture shall then be qualified under the TIA.

ARTICLE 10.

SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge.

The obligations of the Issuer pursuant to any series of Notes shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes of such series, as to all Notes of such series issued hereunder, and the Trustee, on demand and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(i)	all Notes of such series that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid, and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)	(A) all Notes of such series that have not been previously delivered to the Trustee for cancellation, have become due and payable by their terms, will become due and payable at their stated maturity within one year, have been called for redemption, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of such series not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the Notes of such series to the date of deposit, in the case of Notes that have become due and payable, or to the stated maturity or redemption date, as the case may be; (B) the Issuer has paid all other sums payable by the Issuer with respect to the Notes of such series under this Indenture and the Notes; and (C) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at their stated maturity or on the redemption date, as the case may be;

and, in the case of either clause (i) or (ii):

(a) no Default or Event of Default shall have occurred and be continuing with respect to such series of Notes on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound; and

(b) the Issuer shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of such series of Notes have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 shall survive.

Section 10.02. Deposited Cash and U.S. Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 10.03, all cash and/or non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee,

collectively for purposes of this Section 10.02, the “Trustee”) pursuant to Section 10.01 hereof in respect of the Outstanding Notes of such series to be satisfied and discharged in accordance with Section 10.01 shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and/or securities need not be segregated from other funds except to the extent required by law.

Section 10.03. Repayment to Issuer.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer at its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and/or securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and/or securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and/or securities then remaining will be repaid to the Issuer.

ARTICLE 11.

MISCELLANEOUS

Section 11.01. TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 11.02. Notices.

Any request, demand, authorization, direction, notice, consent, waiver or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Issuer prior to the effective time of the Merger:

New Communications Holdings Inc.

3900 Washington Street, 2nd Floor

Wilmington, DE 19802

Fax: 302-761-4245

Attn: Janet Garrity, Treasurer

with a copy (provided, however, that any such copy is being provided as a matter of accommodation only, and the failure to deliver such copy or any defect in same shall not affect the validity of the request, demand, authorization, direction, notice, consent, waiver or communication to which any such copy relates) to:

Frontier Communications Corporation

3 High Ridge Park

Stamford, Connecticut 06905

Fax: 203-614-4602

Attn: Hilary E. Glassman, Esq., Senior Vice President,

General Counsel and Secretary

and a copy (provided, however, that any such copy is being provided as a matter of accommodation only, and the failure to deliver such copy or any defect in same shall not affect the validity of the request, demand, authorization, direction, notice, consent, waiver or communication to which any such copy relates) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Steven J. Slutzky

and a copy (provided, however, that any such copy is being provided as a matter of accommodation only, and the failure to deliver such copy or any defect in same shall not affect the validity of the request, demand, authorization, direction, notice, consent, waiver or communication to which any such copy relates) to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Attention: Craig F. Arcella

If to the Issuer from and after the effective time of the Merger:

Frontier Communications Corporation

3 High Ridge Park Stamford, Connecticut 06905

Fax: 203-614-4602

Attn: Hilary E. Glassman, Esq., Senior Vice President,

General Counsel and Secretary

with a copy (provided, however, that any such copy is being provided as a matter of accommodation only, and the failure to deliver such copy or any defect in same shall not affect the validity of the request, demand, authorization, direction, notice, consent, waiver or communication to which any such copy relates) to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Attention: Craig F. Arcella

If to the Trustee:

The Bank of New York Mellon

101 Barclay Street

Floor 8 West

New York, New York 10286

Attention: Corporate Trust Division – Corporate Finance Unit

Telecopier No.: (212) 815-5704/5707

The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect therein shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 11.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that no such Opinion of Counsel shall be required to be delivered in connection with the request for the authentication and delivery of the Notes on the date hereof.

Section 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions in the Indenture relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenants or conditions have been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such conditions or covenants have been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 11.06. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, in so far as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion (including any Opinion of Counsel) may be based, in so far as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such Person giving such certificate, opinion or Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.07. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the outstanding Notes of all series or more than one series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of the Notes shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.08. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.09. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations, covenants or agreements of the Issuer under the Notes of any series or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of any series. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 11.10. Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND EACH NOTE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE. EACH OF THE ISSUER AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12. Notes in a Specified Currency Other than Dollars.

Unless otherwise specified, with respect to a particular series of Notes, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Notes of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding any Notes of any series which are denominated in a Specified Currency other than U.S. dollars, then the principal amount of Notes of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of U.S. dollars that could be obtained for such amount of such

Specified Currency at the Market Exchange Rate. For purposes of this Section 11.12, “Market Exchange Rate” shall mean the noon U.S. dollar buying rate in New York City for cable transfers of the Specified Currency published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such Specified Currency, such quotation of the Federal Reserve Bank of New York or such other quotations as appropriate shall be used. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Notes of a series denominated in a Specified Currency other than U.S. dollars in connection with any action taken by Holders of Notes pursuant to the terms of this Indenture.

In no event will the Trustee have any duty or liability regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph.

Section 11.13. Successors.

All covenants and agreements of the Issuer in this Indenture and the Notes shall bind its successors and assigns. All covenants and agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 11.14. Severability.

In case any provision in this Indenture or in the Notes of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.16. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.17. Qualification of this Indenture.

The Trustee shall be entitled to receive from the Issuer any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 11.18. Issuer-Owned Notes Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of any series of Notes have concurred in any demand, request, notice, direction, consent or waiver under this Indenture, Notes which are owned by the Issuer with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, request, notice, direction, consent or waiver only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 11.18 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

[Signatures on following pages]

ISSUER:

NEW COMMUNICATIONS HOLDINGS INC.

By:	/s/ J. Goodwin Bennett
Name:	J. Goodwin Bennett
Title:	Vice President

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Timothy W. Casey
Name:	Timothy W. Casey
Title:	Senior Associate

EXHIBIT A

FORM OF 2015 RULE 144A GLOBAL NOTE

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

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(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

New Communications Holdings Inc.

No. 144A -	7.875% SENIOR NOTE DUE 2015

ORIGINAL ISSUE DATE: April 12, 2010
$[ ],000,000	CUSIP: 35906AAC2 ISIN No.: US35906AAC27

New Communications Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (prior to the consummation of the Merger, the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [ ] ([ ] dollars), or such other principal sum as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto, on April 15, 2015, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on October 15 and April 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and at maturity (or on any redemption or repayment date) the amount of interest on said

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principal sum at said office or agency, in like coin or currency, at the rate of 7.875% per annum, from April 12, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1, respectively (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date (except interest payable on October 15, 2010 will be to the Person in whose names this Note is registered on October 5, 2010). Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEW COMMUNICATIONS HOLDINGS INC.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: April 12, 2010

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[REVERSE OF NOTE]

NOTE DUE

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company of a series designated as the 7.875% Senior Notes Due 2015 of the Company (the “Notes”), originally issued in an aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of April 12, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York Mellon at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and from and after the effective time of the Merger, special interest, if any, as provided in Section 2 of the Registration Rights Agreement for the Notes) on the Notes in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. From and after the effective time of the Merger, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date.

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The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed as described in this Paragraph 4.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. SPECIAL MANDATORY REDEMPTION. In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or prior to October 1, 2010, the Notes will be redeemed

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at a special redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes, to but not including the date of redemption, as set forth in the Indenture.

6. REPURCHASE AT OPTION OF HOLDER. From and after the effective time of the Merger, upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. With certain exceptions as therein provided, the Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness, create certain liens and merge or consolidate with other Persons. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

11. HOLDER AS OWNER. Prior to due presentment for the registration of transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes, in each case regardless of any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

13. LOSS, THEFT OR DESTRUCTION. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with Section 2.07 of the Indenture shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued under the Indenture.

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14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement for the Notes or, in the case of additional Notes permitted under Section 2.15 of the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among Frontier Communications Corporation and the other parties thereto, relating to rights to be given by Frontier Communications Corporation to the purchasers of any such additional Notes.

15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. SUPPLEMENTAL INDENTURE. Concurrently with the closing of the Merger, Frontier Communications Corporation shall execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier Communications Corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company. As used in this Note, the “Company” shall mean Frontier Communications Corporation following the consummation of the Merger.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of New Communications Holdings Inc. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of New Communications Holdings Inc., with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Custodian

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EXHIBIT B

FORM OF 2015 REGULATION S GLOBAL NOTE

[INSERT IN THE CASE OF THE REGULATION S TEMPORARY GLOBAL NOTE] [THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO THE RESTRICTIONS ON THE TRANSFER AND EXCHANGE HEREOF AS SPECIFIED IN THE INDENTURE. UNTIL 40 DAYS AFTER THE ISSUE DATE HEREOF, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED.]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

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New Communications Holdings Inc.

No. Regulation S -	7.875% SENIOR NOTE DUE 2015

ORIGINAL ISSUE DATE: April 12, 2010
$[ ],000,000	CUSIP: U3144QAA8 ISIN No.: USU3144QAA86

New Communications Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (prior to the consummation of the Merger, the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [ ] ([ ] dollars), or such other principal sum as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto, on April 15, 2015, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on October 15 and April 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and at maturity (or on any redemption or repayment date) the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate of 7.875% per annum, from April 12, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1, respectively (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date (except interest payable on October 15, 2010 will be to the Person in whose names this Note is registered on October 5, 2010). Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEW COMMUNICATIONS HOLDINGS INC.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: April 12, 2010

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[REVERSE OF NOTE]

NOTE DUE

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company of a series designated as the 7.875% Senior Notes Due 2015 of the Company (the “Notes”), originally issued in an aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of April 12, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York Mellon at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and from and after the effective time of the Merger, special interest, if any, as provided in Section 2 of the Registration Rights Agreement for the Notes) on the Notes in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. From and after the effective time of the Merger, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date.

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The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed as described in this Paragraph 4.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. SPECIAL MANDATORY REDEMPTION. In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or prior to October 1, 2010, the Notes will be redeemed

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at a special redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes, to but not including the date of redemption, as set forth in the Indenture.

6. REPURCHASE AT OPTION OF HOLDER. From and after the effective time of the Merger, upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. With certain exceptions as therein provided, the Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness, create certain liens and merge or consolidate with other Persons. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

[INSERT IN THE CASE OF THE TEMPORARY REGULATION S NOTE] [This Regulation S Temporary Global Note shall be exchanged for one or more Regulation S Permanent Global Notes following the expiration of the Distribution Compliance Period as provided for in the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

11. HOLDER AS OWNER. Prior to due presentment for the registration of transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes, in each case regardless of any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

13. LOSS, THEFT OR DESTRUCTION. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

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Every replacement Note issued in accordance with Section 2.07 of the Indenture shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued under the Indenture.

14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement for the Notes or, in the case of additional Notes permitted under Section 2.15 of the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among Frontier Communications Corporation and the other parties thereto, relating to rights to be given by Frontier Communications Corporation to the purchasers of any such additional Notes.

15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. SUPPLEMENTAL INDENTURE. Concurrently with the closing of the Merger, Frontier Communications Corporation shall execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier Communications Corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company. As used in this Note, the “Company” shall mean Frontier Communications Corporation following the consummation of the Merger.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,

INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of New Communications Holdings Inc. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of New Communications Holdings Inc., with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Custodian

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EXHIBIT C

FORM OF 2017 RULE 144A GLOBAL NOTE

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

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(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

New Communications Holdings Inc.

No. 144A -	8.250% SENIOR NOTE DUE 2017

ORIGINAL ISSUE DATE: April 12, 2010
$[ ],000,000	CUSIP: 35906AAE8 ISIN No.: US35906AAE82

New Communications Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (prior to the consummation of the Merger, the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [  ] ([  ] dollars), or such other principal sum as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto, on April 15, 2017, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi–annually in arrears on October 15 and April 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and at maturity (or on any redemption or repayment date) the amount of interest on said

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principal sum at said office or agency, in like coin or currency, at the rate of 8.250% per annum, from April 12, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360–day year consisting of twelve 30–day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1, respectively (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date (except interest payable on October 15, 2010 will be to the Person in whose names this Note is registered on October 5, 2010). Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEW COMMUNICATIONS HOLDINGS INC.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within–mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated: April 12, 2010

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[REVERSE OF NOTE]

NOTE DUE

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company of a series designated as the 8.250% Senior Notes Due 2017 of the Company (the “Notes”), originally issued in an aggregate principal amount of $1,100,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of April 12, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York Mellon at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and from and after the effective time of the Merger, special interest, if any, as provided in Section 2 of the Registration Rights Agreement for the Notes) on the Notes in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. From and after the effective time of the Merger, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date.

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The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed as described in this Paragraph 4.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. SPECIAL MANDATORY REDEMPTION. In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or prior to October 1, 2010, the Notes will be redeemed

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at a special redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes, to but not including the date of redemption, as set forth in the Indenture.

6. REPURCHASE AT OPTION OF HOLDER. From and after the effective time of the Merger, upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. With certain exceptions as therein provided, the Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness, create certain liens and merge or consolidate with other Persons. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

11. HOLDER AS OWNER. Prior to due presentment for the registration of transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes, in each case regardless of any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

13. LOSS, THEFT OR DESTRUCTION. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with Section 2.07 of the Indenture shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued under the Indenture.

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14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement for the Notes or, in the case of additional Notes permitted under Section 2.15 of the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among Frontier Communications Corporation and the other parties thereto, relating to rights to be given by Frontier Communications Corporation to the purchasers of any such additional Notes.

15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. SUPPLEMENTAL INDENTURE. Concurrently with the closing of the Merger, Frontier Communications Corporation shall execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier Communications Corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company. As used in this Note, the “Company” shall mean Frontier Communications Corporation following the consummation of the Merger.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,

INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of New Communications Holdings Inc. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of New Communications Holdings Inc., with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Custodian

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EXHIBIT D

FORM OF 2017 REGULATION S GLOBAL NOTE

[INSERT IN THE CASE OF THE REGULATION S TEMPORARY GLOBAL NOTE] [THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO THE RESTRICTIONS ON THE TRANSFER AND EXCHANGE HEREOF AS SPECIFIED IN THE INDENTURE. UNTIL 40 DAYS AFTER THE ISSUE DATE HEREOF, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED.]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

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New Communications Holdings Inc.

No. Regulation S -	8.250% SENIOR NOTE DUE 2017

ORIGINAL ISSUE DATE: April 12, 2010
$[ ],000,000	CUSIP: U3144QAB6 ISIN No.: USU3144QAB69

New Communications Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (prior to the consummation of the Merger, the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [  ] ([  ] dollars), or such other principal sum as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto, on April 15, 2017, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi–annually in arrears on October 15 and April 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and at maturity (or on any redemption or repayment date) the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate of 8.250% per annum, from April 12, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360–day year consisting of twelve 30–day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1, respectively (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date (except interest payable on October 15, 2010 will be to the Person in whose names this Note is registered on October 5, 2010). Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEW COMMUNICATIONS HOLDINGS INC.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within–mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated: April 12, 2010

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[REVERSE OF NOTE]

NOTE DUE

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company of a series designated as the 8.250% Senior Notes Due 2017 of the Company (the “Notes”), originally issued in an aggregate principal amount of $1,100,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of April 12, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York Mellon at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and from and after the effective time of the Merger, special interest, if any, as provided in Section 2 of the Registration Rights Agreement for the Notes) on the Notes in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. From and after the effective time of the Merger, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date.

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The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed as described in this Paragraph 4.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. SPECIAL MANDATORY REDEMPTION. In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or prior to October 1, 2010, the Notes will be redeemed

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at a special redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes, to but not including the date of redemption, as set forth in the Indenture.

6. REPURCHASE AT OPTION OF HOLDER. From and after the effective time of the Merger, upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. With certain exceptions as therein provided, the Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness, create certain liens and merge or consolidate with other Persons. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

[INSERT IN THE CASE OF THE TEMPORARY REGULATION S NOTE] [This Regulation S Temporary Global Note shall be exchanged for one or more Regulation S Permanent Global Notes following the expiration of the Distribution Compliance Period as provided for in the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

11. HOLDER AS OWNER. Prior to due presentment for the registration of transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes, in each case regardless of any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

13. LOSS, THEFT OR DESTRUCTION. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

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Every replacement Note issued in accordance with Section 2.07 of the Indenture shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued under the Indenture.

14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement for the Notes or, in the case of additional Notes permitted under Section 2.15 of the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among Frontier Communications Corporation and the other parties thereto, relating to rights to be given by Frontier Communications Corporation to the purchasers of any such additional Notes.

15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. SUPPLEMENTAL INDENTURE. Concurrently with the closing of the Merger, Frontier Communications Corporation shall execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier Communications Corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company. As used in this Note, the “Company” shall mean Frontier Communications Corporation following the consummation of the Merger.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,

INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of New Communications Holdings Inc. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of New Communications Holdings Inc., with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Custodian

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EXHIBIT E

FORM OF 2020 RULE 144A GLOBAL NOTE

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

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(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

New Communications Holdings Inc.

No. 144A -	8.500% SENIOR NOTE DUE 2020

ORIGINAL ISSUE DATE: April 12, 2010
$[ ],000,000	CUSIP: 35906AAG3 ISIN No.: US35906AAG31

New Communications Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (prior to the consummation of the Merger, the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [  ] ([  ] dollars), or such other principal sum as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto, on April 15, 2020, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi–annually in arrears on October 15 and April 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and at maturity (or on any redemption or repayment date) the amount of interest on said

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principal sum at said office or agency, in like coin or currency, at the rate of 8.500% per annum, from April 12, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360–day year consisting of twelve 30–day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1, respectively (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date (except interest payable on October 15, 2010 will be to the Person in whose names this Note is registered on October 5, 2010). Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEW COMMUNICATIONS HOLDINGS INC.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within–mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated: April 12, 2010

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[REVERSE OF NOTE]

NOTE DUE

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company of a series designated as the 8.500% Senior Notes Due 2020 of the Company (the “Notes”), originally issued in an aggregate principal amount of $1,100,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of April 12, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York Mellon at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and from and after the effective time of the Merger, special interest, if any, as provided in Section 2 of the Registration Rights Agreement for the Notes) on the Notes in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. From and after the effective time of the Merger, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date.

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The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed as described in this Paragraph 4.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. SPECIAL MANDATORY REDEMPTION. In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or prior to October 1, 2010, the Notes will be redeemed

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at a special redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes, to but not including the date of redemption, as set forth in the Indenture.

6. REPURCHASE AT OPTION OF HOLDER. From and after the effective time of the Merger, upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. With certain exceptions as therein provided, the Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness, create certain liens and merge or consolidate with other Persons. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

11. HOLDER AS OWNER. Prior to due presentment for the registration of transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes, in each case regardless of any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

13. LOSS, THEFT OR DESTRUCTION. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with Section 2.07 of the Indenture shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued under the Indenture.

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14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement for the Notes or, in the case of additional Notes permitted under Section 2.15 of the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among Frontier Communications Corporation and the other parties thereto, relating to rights to be given by Frontier Communications Corporation to the purchasers of any such additional Notes.

15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. SUPPLEMENTAL INDENTURE. Concurrently with the closing of the Merger, Frontier Communications Corporation shall execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier Communications Corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company. As used in this Note, the “Company” shall mean Frontier Communications Corporation following the consummation of the Merger.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,

INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of New Communications Holdings Inc. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of New Communications Holdings Inc., with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Custodian

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EXHIBIT F

FORM OF 2020 REGULATION S GLOBAL NOTE

[INSERT IN THE CASE OF THE REGULATION S TEMPORARY GLOBAL NOTE] [THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO THE RESTRICTIONS ON THE TRANSFER AND EXCHANGE HEREOF AS SPECIFIED IN THE INDENTURE. UNTIL 40 DAYS AFTER THE ISSUE DATE HEREOF, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED.]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

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New Communications Holdings Inc.

No. Regulation S -	8.500% SENIOR NOTE DUE 2020

ORIGINAL ISSUE DATE: April 12, 2010
$[ ],000,000	CUSIP: U3144QAC4 ISIN No.: USU3144QAC43

New Communications Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (prior to the consummation of the Merger, the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [ ] ([ ] dollars), or such other principal sum as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto, on April 15, 2020, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi–annually in arrears on October 15 and April 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and at maturity (or on any redemption or repayment date) the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate of 8.500% per annum, from April 12, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360–day year consisting of twelve 30–day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1, respectively (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date (except interest payable on October 15, 2010 will be to the Person in whose names this Note is registered on October 5, 2010). Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEW COMMUNICATIONS HOLDINGS INC.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within–mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated: April 12, 2010

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[REVERSE OF NOTE]

NOTE DUE

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company of a series designated as the 8.500% Senior Notes Due 2020 of the Company (the “Notes”), originally issued in an aggregate principal amount of $1,100,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of April 12, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York Mellon at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and from and after the effective time of the Merger, special interest, if any, as provided in Section 2 of the Registration Rights Agreement for the Notes) on the Notes in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. From and after the effective time of the Merger, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date.

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The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed as described in this Paragraph 4.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. SPECIAL MANDATORY REDEMPTION. In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or prior to October 1, 2010, the Notes will be redeemed

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at a special redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes, to but not including the date of redemption, as set forth in the Indenture.

6. REPURCHASE AT OPTION OF HOLDER. From and after the effective time of the Merger, upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. With certain exceptions as therein provided, the Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness, create certain liens and merge or consolidate with other Persons. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

[INSERT IN THE CASE OF THE TEMPORARY REGULATION S NOTE] [This Regulation S Temporary Global Note shall be exchanged for one or more Regulation S Permanent Global Notes following the expiration of the Distribution Compliance Period as provided for in the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

11. HOLDER AS OWNER. Prior to due presentment for the registration of transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes, in each case regardless of any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

13. LOSS, THEFT OR DESTRUCTION. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

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Every replacement Note issued in accordance with Section 2.07 of the Indenture shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued under the Indenture.

14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement for the Notes or, in the case of additional Notes permitted under Section 2.15 of the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among Frontier Communications Corporation and the other parties thereto, relating to rights to be given by Frontier Communications Corporation to the purchasers of any such additional Notes.

15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. SUPPLEMENTAL INDENTURE. Concurrently with the closing of the Merger, Frontier Communications Corporation shall execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier Communications Corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company. As used in this Note, the “Company” shall mean Frontier Communications Corporation following the consummation of the Merger.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,

INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of New Communications Holdings Inc. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of New Communications Holdings Inc., with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Custodian

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EXHIBIT G

FORM OF 2022 RULE 144A GLOBAL NOTE

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

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(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

New Communications Holdings Inc.

No. 144A -	8.750% SENIOR NOTE DUE 2022

ORIGINAL ISSUE DATE: April 12, 2010
$[ ],000,000	CUSIP: 35906AAJ7 ISIN No.: US35906AAJ79

New Communications Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (prior to the consummation of the Merger, the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [    ] ([    ] dollars), or such other principal sum as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto, on April 15, 2022, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi–annually in arrears on October 15 and April 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and at maturity (or on any redemption or repayment date) the amount of interest on said

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principal sum at said office or agency, in like coin or currency, at the rate of 8.750% per annum, from April 12, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360–day year consisting of twelve 30–day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1, respectively (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date (except interest payable on October 15, 2010 will be to the Person in whose names this Note is registered on October 5, 2010). Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEW COMMUNICATIONS HOLDINGS INC.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within–mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated: April 12, 2010

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[REVERSE OF NOTE]

NOTE DUE

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company of a series designated as the 8.750% Senior Notes Due 2022 of the Company (the “Notes”), originally issued in an aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of April 12, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York Mellon at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and from and after the effective time of the Merger, special interest, if any, as provided in Section 2 of the Registration Rights Agreement for the Notes) on the Notes in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. From and after the effective time of the Merger, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date.

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The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed as described in this Paragraph 4.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. SPECIAL MANDATORY REDEMPTION. In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or prior to October 1, 2010, the Notes will be redeemed

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at a special redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes, to but not including the date of redemption, as set forth in the Indenture.

6. REPURCHASE AT OPTION OF HOLDER. From and after the effective time of the Merger, upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. With certain exceptions as therein provided, the Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness, create certain liens and merge or consolidate with other Persons. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

11. HOLDER AS OWNER. Prior to due presentment for the registration of transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes, in each case regardless of any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

13. LOSS, THEFT OR DESTRUCTION. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with Section 2.07 of the Indenture shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued under the Indenture.

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14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement for the Notes or, in the case of additional Notes permitted under Section 2.15 of the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among Frontier Communications Corporation and the other parties thereto, relating to rights to be given by Frontier Communications Corporation to the purchasers of any such additional Notes.

15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. SUPPLEMENTAL INDENTURE. Concurrently with the closing of the Merger, Frontier Communications Corporation shall execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier Communications Corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company. As used in this Note, the “Company” shall mean Frontier Communications Corporation following the consummation of the Merger.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,

INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of New Communications Holdings Inc. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of New Communications Holdings Inc., with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Custodian

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EXHIBIT H

FORM OF 2022 REGULATION S GLOBAL NOTE

[INSERT IN THE CASE OF THE REGULATION S TEMPORARY GLOBAL NOTE] [THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO THE RESTRICTIONS ON THE TRANSFER AND EXCHANGE HEREOF AS SPECIFIED IN THE INDENTURE. UNTIL 40 DAYS AFTER THE ISSUE DATE HEREOF, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED.]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

1

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

2

New Communications Holdings Inc.

No. Regulation S -	8.750% SENIOR NOTE DUE 2022

ORIGINAL ISSUE DATE: April 12, 2010
$[ ],000,000	CUSIP: U3144QAD2 ISIN No.: USU3144QAD26

New Communications Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (prior to the consummation of the Merger, the “Company”), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $ [ ] ([ ] dollars), or such other principal sum as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto, on April 15, 2022, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi–annually in arrears on October 15 and April 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2010, and at maturity (or on any redemption or repayment date) the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate of 8.750% per annum, from April 12, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360–day year consisting of twelve 30–day months.

The interest payable on any Interest Payment Date, which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 1 or October 1, respectively (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date (except interest payable on October 15, 2010 will be to the Person in whose names this Note is registered on October 5, 2010). Interest payable on this Note, which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

3

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

NEW COMMUNICATIONS HOLDINGS INC.

By:
Name:
Title:

This is one of the Global

Notes referred to in the

within–mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated: April 12, 2010

4

[REVERSE OF NOTE]

NOTE DUE

1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company of a series designated as the 8.750% Senior Notes Due 2022 of the Company (the “Notes”), originally issued in an aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of April 12, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Company has appointed The Bank of New York Mellon at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (and from and after the effective time of the Merger, special interest, if any, as provided in Section 2 of the Registration Rights Agreement for the Notes) on the Notes in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4. OPTIONAL REDEMPTION. From and after the effective time of the Merger, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such interest record date.

The Company will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the securities to be redeemed as described in this Paragraph 4.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5. SPECIAL MANDATORY REDEMPTION. In the event that the Merger Agreement is terminated or the Spin-Off and the Merger are not completed on or prior to October 1, 2010, the Notes will be redeemed at a special redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest on the principal amount of the Notes, to but not including the date of redemption, as set forth in the Indenture.

6. REPURCHASE AT OPTION OF HOLDER. From and after the effective time of the Merger, upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7. CERTAIN COVENANTS. With certain exceptions as therein provided, the Indenture restricts the ability of the Company and its Subsidiaries to incur indebtedness, create certain liens and merge or consolidate with other Persons. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10. DENOMINATIONS; EXCHANGES. The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and, subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

[INSERT IN THE CASE OF THE TEMPORARY REGULATION S NOTE] [This Regulation S Temporary Global Note shall be exchanged for one or more Regulation S Permanent Global Notes following the expiration of the Distribution Compliance Period as provided for in the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

11. HOLDER AS OWNER. Prior to due presentment for the registration of transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes, in each case regardless of any notice to the contrary.

12. NO LIABILITY OF CERTAIN PERSONS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

13. LOSS, THEFT OR DESTRUCTION. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of such Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with Section 2.07 of the Indenture shall be the valid obligation of the Company, evidencing the same Indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued under the Indenture.

14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement for the Notes or, in the case of additional Notes permitted under Section 2.15 of the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among Frontier Communications Corporation and the other parties thereto, relating to rights to be given by Frontier Communications Corporation to the purchasers of any such additional Notes.

15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

16. SUPPLEMENTAL INDENTURE. Concurrently with the closing of the Merger, Frontier Communications Corporation shall execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier Communications Corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company. As used in this Note, the “Company” shall mean Frontier Communications Corporation following the consummation of the Merger.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,

INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of New Communications Holdings Inc. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of New Communications Holdings Inc., with full power of substitution in the premises.

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:	Tax Identification No.:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized Signatory of Trustee or Custodian

EXHIBIT I

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

“This is one of the [Global]

Notes referred to in the

within–mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory”

B-1

EXHIBIT J

FORM OF CERTIFICATE OF TRANSFER

[Prior to the closing of the Merger:

New Communications Holdings Inc.

3900 Washington Street, 2nd Floor

Wilmington, DE 19802

Attention:        ]

[After the closing of the Merger:

Frontier Communications Corporation

3 High Ridge Park

Stamford, CT 06905]

The Bank of New York Mellon

101 Barclay Street, Floor 8W

New York, NY 10286

Attention: Corporate Trust Division – Corporate Finance Unit

Fax No.: (212) 815-5704

Re:

[Insert Series of Notes]

Reference is hereby made to the Indenture, dated as of April 12, 2010 (the “Indenture”), by and between [Frontier Communications Corporation, as successor by merger to] New Communications Holdings Inc., as issuer (the “Company”) and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer”

within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

	(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or

	(iii)	☐	Unrestricted Global Note (CUSIP ); or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT K

FORM OF CERTIFICATE OF EXCHANGE

[Prior to the closing of the Merger:

New Communications Holdings Inc.

3900 Washington Street, 2nd Floor

Wilmington, DE 19802

Attention:         ]

[After the closing of the Merger:

Frontier Communications Corporation

3 High Ridge Park

Stamford, CT 06905]

The Bank of New York Mellon

101 Barclay Street, Floor 8W

New York, NY 10286

Attention: Corporate Trust Division – Corporate Finance Unit

Fax No.: (212) 815-5704

Re:

[Insert Series of Notes]

Reference is hereby made to the Indenture, dated as of April 12, 2010 (the “Indenture”), by and between [Frontier Communications Corporation, as successor by merger to] New Communications Holdings Inc., as issuer (the “Company”) and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the

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“Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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